UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2006, Altera Corporation (the “Company”) received written notice that a NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time until October 26, 2006 to complete and file its required periodic reports. The Company’s securities will continue to be listed on the NASDAQ Global Market, subject to the filing on or before October 26, 2006 of the Company’s Form 10-K/A for the period ended December 30, 2005, its Form 10-Q for the period ended March 31, 2006, and its Form 10-Q for the period ended June 30, 2006 as well as the Company’s compliance with all other listing standards of the NASDAQ Global Market. There can be no assurance that the Company will remain listed on the NASDAQ Global Market unless and until the Company can meet the conditions for continued listing established by the Panel.

The Company issued a press release on September 14, 2006 disclosing its receipt of the notice described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel and Secretary

Date: September 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 14, 2006